Exhibit 10.4

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Assignment”), dated as of the 31st day of January, 2014, is entered into by and among Yorktown Management and Financial Services, L.L.C., an Oklahoma limited liability company (“Yorktown”), Greystone Manufacturing, L.L.C., an Oklahoma limited liability company (“Greystone Manufacturing”), Greystone Logistics, Inc., an Oklahoma corporation (“Greystone Logistics”), and Warren F. Kruger (“Kruger”).

RECITALS

A. Greystone Manufacturing is a wholly-owned subsidiary of Greystone Logistics.

B.  Kruger is the sole member of Yorktown.

C. Yorktown owes Greystone Manufacturing the aggregate amount of $3,750,084.53 (the “Greystone Accounts Receivable”).

D. Greystone Logistics owes Kruger the aggregate amount of $2,662,782.09, consisting of $794,710.86 in respect of compensation owed to Kruger and $1,868,071.23 in respect of a note payable owed to Kruger (collectively, the “Greystone Accounts Payable”).

E. The parties desire to offset the Greystone Accounts Receivable and the Greystone Accounts Payable on a dollar-for-dollar basis, in accordance with the terms and conditions of this Assignment, which results in a net balance owed by Yorktown of $1,087,302.44 (the “Offset Balance”).

F. Yorktown wishes to sell the Assets (as defined below) to Greystone Manufacturing, and Greystone Manufacturing wishes to purchase the Assets from Yorktown, in accordance with the terms and conditions of this Assignment.

AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  Transfer of Assets.  Yorktown hereby conveys, grants, sells, transfers, assigns, releases and delivers to Greystone Manufacturing all of Yorktown’s right, title and interest in and to the assets described on Schedule A attached hereto (collectively, the “Assets”).

2.  Offset and Purchase Price for the Assets.

(a) The parties agree that the Greystone Accounts Payable and the Greystone Accounts Receivable are hereby offset on a dollar-for-dollar basis, which results in a net balance owed by Yorktown in an amount equal to the Offset Balance.

(b)           The parties agree that the aggregate purchase price for the transfer of the Assets from Yorktown to Greystone Manufacturing pursuant to this Agreement shall be $2,400,000, which has been paid as follows:

(i) $1,000,000 has been paid in cash on the date hereof by Greystone Manufacturing to Yorktown for the Molding Machine (as defined on Schedule A);

(ii) $300,000 has been paid in cash on the date hereof by Greystone Manufacturing to Yorktown for the Crane (as defined on Schedule A); and

(iii) The purchase price for the Injection Molds (as defined on Schedule A) is that the Offset Balance is hereby deemed to be paid in full by Yorktown and an additional $12,697.56 has been paid in cash by Greystone Manufacturing to Yorktown on the date hereof.

3.  Further Assurances.  Yorktown agrees from time to time, at the request of Greystone Manufacturing, and without further consideration, to execute, acknowledge and deliver such further instruments of transfer, bills of sale, assignments, transfers and conveyances and to take such other actions as Greystone Manufacturing may reasonably request in order more effectively to convey and transfer to and vest in Greystone Manufacturing the Assets hereby conveyed and assigned.

4.  Representations or Warranties.  Yorktown warrants to Greystone Manufacturing that Yorktown is the legal owner of the Assets and that the Assets are free of all liens, claims and other encumbrances. YORKTOWN HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY OTHER REPRESENTATION OR WARRANTY, WHETHER EXPRESSED OR IMPLIED, OF ANY KIND, INCLUDING WITHOUT LIMITATION RELATING TO THE CONDITION OF THE ASSETS (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), IT BEING THE INTENTION OF YORKTOWN AND GREYSTONE MANUFACTURING THAT THE ASSETS BE CONVEYED “AS IS, WHERE IS” IN THEIR PRESENT CONDITION AND STATE OF REPAIR EXCEPT AS EXPRESSLY PROVIDED OTHERWISE HEREIN.

5.   Governing Law.  This Assignment shall be governed by and construed in accordance with the substantive law of the State of Oklahoma without giving effect to the principles of conflicts of law thereof.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment to be effective for all purposes as of the date first above written.

“Yorktown”

YORKTOWN MANAGEMENT AND
FINANCIAL SERVICES, L.L.C.

 By: /s/ Warren F. Kruger
       Warren F. Kruger
       Manager

“Greystone Manufacturing”

GREYSTONE MANUFACTURING, L.L.C.

By: /s/ Warren F. Kruger
      Warren F. Kruger
      Manager

“Greystone Logistics”

GREYSTONE LOGISTICS, INC.

By: /s/ William W. Rahhal
      William W. Rahhal
      Chief Financial Officer

“Kruger”

/s/ Warren F. Kruger
Warren F. Kruger

SCHEDULE A

ASSETS

The Assets are comprises of the items described below:

1.	One Cincinnati Milacron Injection Molding Machine, model ML1760-1054, serial #H35A0300008 (the “Molding Machine”)

2.	One Lift Systems heavy lift crane, model 45MBL, serial #MBL045001 (collectively, the “Crane”)

3.	The following injection molds (collectively, the “Injection Molds”):

Serial #	Product ID	Description
N/A	RO.48.45	48X45 Monoblock Partial Lip/No Lip
3405	SPL.32.30.LEG	32X30 Bottom Mold
3333	TC.32X30	32X30 Top Cap Mold
3395	PF.36.36/PF.37.37.TOP	36X36 or 37X37 Top Pallet Mold
3390	PF.36.36/PF.37.37.LEG	36X36 or 37X37 Leg Pallet Mold
R10C6	LD.48.42	48X42 Monoblock with 4 rod configuration
N/A	GS.37.32.3r	37X32 Runner mold with 3 rod insertion points
N/A	GS.37.37.6r	37X37 Picture frame mold with 4 rod insertion points
7123	GS.44.30.KEG	44X30 Keg mold with 10 rod insertion points
6116	GS.48.40.6r	48X40 Picture frame rackable pallet with 5 rod insertion points
6114	GS.48.40.6r	48X40 Picture frame rackable pallet with 5 rod insertion points
6115	GS.48.40.6r	48X40 Picture frame rackable pallet with 5 rod insertion points
4007	GS.48.44.6r	48X44 Picture frame rackable mold
N/A	GS.48.40.NST.LD	48X40 Nestable Pallet (Greystone Nestable)
N/A	GS.48.40.NST.HD	48X40 Nestable Pallet (Greystone Grocery Nestable)
363248	GS.48.40.FDK.TP	48X40 Flat Deck top pallet mold
365362	GS.48.40.FDK.BT	48x40 Flat Deck 3 runner bottom mold
365332	GS.48.40.MDP.TP	48x40 Mid duty top pallet mold
364364	GS.48.40.MDP.TP	48x40 Mid duty pallet mold
365268	GS.48.40.MDP.TP	48x40 Mid duty pallet mold
364771	GS.48.40.MDP.TP	48x40 Mid duty pallet mold
363250	GS.48.40.MDP.BT	48X40 Mid Duty picture frame mold